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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of report (date of earliest event reported): July 25, 2002

                                EARTHCARE COMPANY
             (Exact name of registrant as specified in its charter)

          Delaware                   000-24685                 58-2335973
(State or other jurisdiction   (Commission file number)       (IRS employer
      or incorporation)                                   identification number)

                               14901 Quorum Drive
                                    Suite 200
                               Dallas, Texas 75254
                    (Address of principal executive offices)

                                 (972) 858-6025
              (Registrant's telephone number, including area code)

                                 Not applicable
          (Former name or former address, if changed since last report)

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Item 4.      Changes in Registrant's Certifying Accountant

       On July 25, 2002, BDO Seidman, LLP (BDO) resigned as the independent accountants for EarthCare Company. As BDO resigned, their action was neither approved nor recommended by the Company's Board of Directors.

       During the period from November 14, 2001, the date of BDO Seidman, LLP's appointment as EarthCare's independent accountants, through July 25, 2002, the date of BDO Seidman, LLP's resignation as EarthCare's independent accountants, there were been no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BDO Seidman, LLP would have caused them to make reference thereto in their report on the financial statements. In addition, during the period of time in which BDO was engaged as the Company's independent accountants, there were no reportable matters as contemplated in Item 304(a)(1)(v). During the period of engagement BDO did not complete its audit of Company's financial statements as of and for the year December 31, 2001 and accordingly, BDO did not render an opinion on such statements.

       EarthCare Company has requested that BDO Seidman, LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, date July 29, 2002, is filed as Exhibit 16 to this Form 8-K/A.

       As a result of EarthCare Company's filing for bankruptcy on April 11, 2002 and the probable settlement of the affairs of the EarthCare estate, EarthCare Company does not intend to seek new independent accountants as of the date of the filing of this report.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     EARTHCARE COMPANY

Date: July 30, 2002             By:  /s/  William W. Solomon, Jr.
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                                     William W. Solomon, Jr.
                                     Vice President, Chief Financial Officer and
                                           Principal Accounting Officer

Item 7.      Financial Statements, Pro Forma Information and Exhibits

             16    Letter re change in certifying accountant